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                                                   Exhibit 23(b)


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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-95839 of Great-West Life Annuity Insurance Company on Form S-3 of our report dated January 29, 2001 appearing in the Annual Report on Form 10-K of Great-West Life & Annuity Insurance Company for the year ended December 31, 2000, and to the reference to us under the headings "Condensed Financial Information" and "Experts" in the Prospectus, which is part of such Registration Statement.



/S/DELOITTE & TOUCHE LLP

Denver, Colorado
March 30, 2001